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PRICING SUPPLEMENT NO. 6                              Filed Pursuant to
DATED DECEMBER 14, 2000 TO                            Rule 424(b)(5)
PROSPECTUS DATED NOVEMBER 9, 2000                     File No. 333-47464


                          CMS ENERGY CORPORATION

    General Term Notes (servicemark of J.W. Korth & Company), Series F
                Due 9 Months to 25 Years from date of issue

      Except as set forth herein, the Notes offered hereby have such terms as are described in the accompanying Prospectus dated November 9, 2000.

Aggregate Principal Amount:             $875,000.00
Original Issue Date (Settlement Date):  December 19, 2000
Stated Maturity Date:                   December 15, 2005
Issue Price to Public:                  100.00% of Principal Amount
Interest Rate:                          8.250% Per Annum
Interest Payment Dates:                 June 15 and December 15 and
                                        Semi-Annually Thereafter
                                        Commencing June 15, 2001

Survivor's Option:                      [ X ] Yes    [  ] No
Optional Redemption:                    [ X ] Yes    [  ] No

Initial Redemption Date:                December 15, 2002
Redemption Price:                       100%

                                        Principal Amount of Notes
      Agent                             Solicited by Each Agent



J.W. Korth & Company                    $875,000.00



                                        Per Note Sold by
                                        Agents To Public       Total

Issue Price:                            $  1,000.00         $875,000.00
Agent's Discount or Commission:         $      3.00         $  2,625.00
Maximum Dealer's Discount or
  Selling Concession:                   $     18.50         $ 16,187.50
Proceeds to the Company:                $    978.50         $856,187.50

CUSIP Number:  12589Q5Q5